UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2010 (April 30, 2010)

Oreon Rental Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-156077	98-0599151
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 California Ave., Tower B-210, BAkersfield, CA 93309
 (Address of principal executive offices)

Registrant’s telephone number, including area code:   661) 377-2911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On April 30, 2010, Oreon Rental Corporation, a Nevada corporation (the “Company”), completed a private placement to one investor of 75,000 units at a price of $4.00 per unit for total proceeds of $300,000.  Each unit is comprised of one share of the Company’s common stock and one share purchase warrant.  Each share purchase warrant will entitle the holder to purchase one additional share of the Company’s common stock at a price of $6.40 per share for a period ending on the third anniversary of issuance, April 30, 2013.  On April 27, 2010, the same investor purchased an aggregate of 12,500 units on the same terms for total proceeds of $50,000, and had previously purchased units as described in the Company’s Quarterly Report on Form 10-Q for the period ended January 31, 2010. Accordingly, after completing the private placement, the investor currently holds 100,000 units. This private placement was completed pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933.  The Company did not engage in a distribution of this offering in the United States.  The investor represented that it was not a US person as defined in Regulation S, and has provided representations indicating that it was acquiring the Company’s securities for investment purposes only and not with a view towards distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2010	OREON RENTAL CORPORATION

	By:	/s/ Alvaro Vollmers
President